Exhibit 10.3

PLACEMENT AGENCY AGREEMENT

November 11, 2018

Raymond James & Associates, Inc.

277 Park Avenue, Suite 410

New York, New York 10172

Ladies and Gentlemen:

Ziopharm Oncology, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions of this Placement Agency Agreement (the “Agreement”) and the Purchase Agreement (defined below), to issue and sell to certain investors (each, a “Purchaser” and collectively, the “Purchasers”) (i) up to an aggregate of 18,939,394 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) warrants (the “Warrants”) to purchase up to an additional 18,939,394 shares of Common Stock. The shares of Common Stock issuable upon exercise of the Warrants are referred to herein as the “Warrant Shares.” The Shares, the Warrants and the Warrant Shares are referred to herein, collectively, as the “Securities.” The Company desires to engage Raymond James & Associates, Inc. as the exclusive placement agent in connection with such issuance and sale of the Securities.

The Company hereby confirms its agreement with you as follows:

Section 1. Agreement to Act as Placement Agent.

(a) On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, Raymond James & Associates, Inc. shall be the Company’s exclusive placement agent (in such capacity, the “Placement Agent”), acting on a reasonable efforts basis, in connection with the issuance and sale by the Company of the Securities to the Purchasers in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof, with the terms of the offering to be subject to market conditions and negotiations among the Company, the Placement Agent and the prospective Purchasers (such offering shall be referred to herein as the “Offering”). As compensation for services rendered, and provided that any of the Securities are sold to Purchasers in the Offering, on the Closing Date (as defined in Section 1(c) hereof) of the Offering, the Company shall pay to the Placement Agent an amount in the aggregate equal to 5% of the gross proceeds received by the Company from the sale of the Shares and Warrants (the “Placement Fee”). The Placement Agent will not receive any fees in connection with the exercise of the Warrants. The sale of the Securities shall be made pursuant to the purchase agreement in the form included as Exhibit A hereto (the “Purchase Agreement”) on the terms described therein. The Company shall have the sole right to accept offers to purchase the Securities and may reject any such offer in whole or in part.

(b) This Agreement shall not give rise to any commitment by the Placement Agent to purchase any of the Securities, and the Placement Agent shall have no authority to bind the Company to accept offers to purchase the Securities. The Placement Agent shall act on a reasonable efforts basis and does not guarantee that it will be able to raise new capital in the Offering. The Placement Agent may retain other brokers or dealers to act as sub-agents on its behalf in connection with the Offering, the fees of which shall be paid out of the Placement Fee. Prior to the earlier of (i) the date on which this Agreement is terminated and (ii) the Closing Date, the Company shall not, without the prior written consent of the Placement Agent, solicit or accept offers to purchase Securities (other than pursuant to the exercise of options or warrants to purchase Common Stock that are outstanding at the date hereof) otherwise than through the Placement Agent in accordance herewith.

(c) Payment of the purchase price for, and delivery of, the Securities shall be made at a closing (the “Closing”) at the offices of Cooley LLP, counsel for the Company, located at 500 Boylston Street, Boston, MA 02116, promptly following the satisfaction of all conditions for Closing set forth in the Purchase Agreement (the “Closing Conditions”) or on such later date or at such different location as the parties shall agree in writing, but not prior to or later than the third Business Day (as defined herein) after, the date that the Closing Conditions have been satisfied or waived by the appropriate party (such date of payment and delivery being herein called the “Closing Date”). All such actions taken at the Closing shall be deemed to have occurred simultaneously. No Shares and Warrants which the Company has agreed to sell pursuant to this Agreement and the Purchase Agreement shall be deemed to have been purchased and paid for, or sold by the Company, until such Shares and Warrants shall have been delivered to the Purchaser thereof against payment therefor by such Purchaser. If the Company shall default in its obligations to deliver the Shares and Warrants to a Purchaser whose offer it has accepted, the Company shall indemnify and hold the Placement Agent harmless against any loss, claim or damage incurred by the Placement Agent arising from or as a result of such default by the Company. “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Boston Massachusetts.

(d) On the Closing Date and on each closing date of the purchase and sale of Warrant Shares, (i) the Company shall deliver, or cause to be delivered, the Securities to the Purchasers or their designees, and the Purchasers shall deliver, or cause to be delivered, the purchase price for their respective Securities to the Company pursuant to the terms of the Purchase Agreement and (ii) the Company will wire the amounts owed to the Placement Agent as provided in this Agreement.

(e) The Securities shall be registered in such names and in such denominations as the Placement Agent shall request by written notice to the Company.

(f) The Securities shall bear an appropriate restrictive legend referring to the fact that the Securities were sold in reliance upon the exemption from registration under the Securities Act provided by Section 4(a)(2) thereof. At such time as the registration statement filed by the Company pursuant to the Purchase Agreement (the “Resale Registration Statement”) becomes effective, the Company shall deliver to the Company’s transfer agent written instructions in proper form to the effect that, notwithstanding any legend that is set forth in any certificate or certificates representing any of the Securities being purchased pursuant to the Purchase Agreement, the Company’s transfer agent can implement and effect any proposed sale by the Purchasers of any of such Securities if such proposed sale is under the Resale Registration Statement and is accompanied by a separate certificate of subsequent sale from the applicable Purchaser in the form prescribed under the Purchase Agreement certifying that (A) the Securities are being sold in accordance with the Resale Registration Statement, the Securities Act and applicable state securities or Blue Sky laws and (B) the prospectus delivery requirements under the Securities Act have been satisfied.

Section 2. Representations, Warranties and Agreements of the Company.

Except as disclosed in the reports, schedules, forms, statements and other documents filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, and any amendment filed in relation thereto, being collectively referred to herein as the “SEC Reports”), which disclosures qualify these representations and warranties in their entirety, the Company hereby represents, warrants and covenants to the Placement Agent as of the date hereof, and as of the Closing Date, as follows:

(a) Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and the Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect (as defined herein). Each of the Company’s subsidiaries (each, a “Subsidiary” and collectively, the “Subsidiaries”) is a direct or indirect wholly owned subsidiary of the Company. Each Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect.

(b) Authorized Capital Stock. As of September 30, 2018, the Company had duly authorized and validly issued outstanding capitalization as set forth in the SEC Reports. The issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform in all material respects to the description contained in the SEC Reports. The Subsidiaries do not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. With respect to each of the Subsidiaries (i) all the issued and outstanding shares of such Subsidiary’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and (ii) there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of such Subsidiary’s capital stock or any such options, rights, convertible securities or obligations.

(c) Issuance, Sale and Delivery of the Shares and the Warrants. The Securities being purchased pursuant to the Purchase Agreement have been duly authorized and, when issued, delivered and paid for in the manner set forth in the Purchase Agreement, and with respect to the Warrant Shares, upon payment of the exercise price pursuant to the terms of the Warrants, will be validly issued, fully paid and nonassessable. The Warrant Shares have been duly and validly reserved from the Company’s authorized capital stock. No stockholder of the Company has any right to require the Company to register the sale of any capital stock owned by such stockholder under the Resale Registration Statement. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares and the Warrants to be sold by the Company as contemplated in the Purchase Agreement.

(d) Due Execution, Delivery and Performance of the Agreement. The Company has full legal right, corporate power and authority to enter into this Agreement and the Purchase Agreement and perform the transactions contemplated hereby and thereby. This Agreement and the Purchase Agreement have been duly authorized, executed and delivered by the Company. This Agreement and the Purchase Agreement constitute legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution, including but not limited to, indemnification provisions set forth in Section 6 hereof may be limited by federal or state securities law or the public policy underlying such laws. The execution and performance of this Agreement and the Purchase Agreement by the Company and the consummation of the transactions herein and therein contemplated will not violate any provision of the certificate of incorporation or bylaws of the Company or the organizational documents of any Subsidiary and will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company or any Subsidiary pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective properties may be bound or affected and in each case that would have a Material Adverse Effect or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Company or any Subsidiary or any of their respective properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required for the execution and delivery of this Agreement, the Purchase Agreement or the consummation of the transactions contemplated herein and therein, except for compliance with the Blue Sky laws and federal securities laws applicable to the offering of the Shares and the Warrants. For the purposes of this Agreement, the term “Material Adverse Effect” shall mean a material adverse effect on the condition (financial or otherwise), properties, business, prospects or results of operations of the Company and its Subsidiaries, taken as a whole, except any of the following, either alone or in combination, shall not be deemed a Material Adverse Effect: (i) effects caused by changes or circumstances affecting general economic or political conditions or conditions in securities markets or that are generally applicable to the industry in which the Company or its Subsidiaries operate, provided that such effects do not adversely affect the Company and its Subsidiaries, taken as a whole, in a disproportionate manner, or (ii) effects caused by any event, occurrence or condition resulting from or relating to the taking of any action in accordance with this Agreement and the Purchase Agreement.

(e) Accountants. RSM US LLP, who have certified certain financial statements of the Company, whose report is included in the SEC Reports, are registered independent public accountants as required by the Securities Act and the rules and regulations promulgated thereunder and by the rules of the Public Accounting Oversight Board.

(f) No Defaults or Consents. Neither the execution, delivery and performance of this Agreement or any Purchase Agreement by the Company nor the consummation of any of the transactions contemplated hereby or thereby (including, without limitation, the issuance and sale by the Company of the Shares and the Warrants) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, except such defaults that individually or in the aggregate would not cause a Material Adverse Effect, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which either the Company or its Subsidiaries or any of its or their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its Subsidiaries or violate any provision of the charter or by-laws of the Company or any of its Subsidiaries, except for such consents or waivers which have already been obtained and are in full force and effect.

(g) Contracts. Each contract that is material to the business of the Company and its Subsidiaries has been duly and validly authorized, executed and delivered by the Company or such Subsidiary, as applicable, and constitute the legal, valid and binding agreements of the Company or such Subsidiary, as applicable, enforceable by and against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws.

(h) No Actions. There are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened against the Company or any Subsidiary before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic, or foreign, which actions, suits or proceedings, individually or in the aggregate, might reasonably be expected to have a Material Adverse Effect; and no labor disturbance by the employees of the Company or its Subsidiaries exists or, to the knowledge of the Company, is imminent, that might reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental agency or body that might have a Material Adverse Effect.

(i) Properties. The Company and each Subsidiary has good and marketable title to all the properties and assets described as owned by it in the SEC Reports, free and clear of all liens, mortgages, pledges, or encumbrances of any kind except those that are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company or its Subsidiaries. The Company and each Subsidiary holds its leased properties under valid and binding leases. The Company and any Subsidiary owns or leases all such properties as are necessary to its operations as now conducted.

(j) No Material Adverse Change. Except as described in the SEC Reports, since September 30, 2018 (i) the Company and its Subsidiaries have not incurred any material liabilities or obligations, indirect, or contingent, or entered into any material agreement or other transaction, in each case that are not or is not in the ordinary course of business of the Company or its Subsidiaries; (ii) the Company and its Subsidiaries have not sustained any material loss or interference with their businesses or properties from fire, flood, windstorm, accident or other calamity not covered by insurance; (iii) the Company and its Subsidiaries have not paid or declared any cash dividends or other cash distributions with respect to their capital stock and none of the Company or any Subsidiary is in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock of the Company or its Subsidiaries other than the sale of the Shares and the Warrants pursuant to the Purchase Agreement and shares or options issued pursuant to employee equity incentive plans or purchase plans approved by the Company’s Board of Directors, or indebtedness material to the Company or its Subsidiaries (other than in the ordinary course of business and any required scheduled payments); and (v) there has not occurred any event that has caused or could reasonably be expected to cause a Material Adverse Effect.

(k) Regulatory Authority. Except, in each case, where such event could not, individually or in the aggregate, reasonably be expect to have a Material Adverse Effect, the Company and each of its Subsidiaries: (i) has not received any unresolved U.S. Food and Drug Administration (“FDA”) or similar governmental agency or body (“Governmental Authority”) written notice of inspectional observations, Form 483, written notice of adverse filing, warning letter, untitled letter or other similar correspondence or notice from the FDA, or any other court or arbitrator or federal, state, local or foreign governmental or regulatory authority, alleging or asserting material noncompliance with the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), or received any written requests or requirements to make material changes to its products by the FDA or any other Governmental Authority; (ii) is and has been in compliance with applicable health care laws, including, the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims

Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.) (“HIPAA”), the exclusion laws (42 U.S.C. § 1320a-7), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, and the regulations promulgated pursuant to such laws, and comparable state laws, and all other foreign, federal, state and local laws relating to the regulation of the Company and its Subsidiaries (collectively, “Health Care Laws”); (iii) has not engaged in activities which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other state health care program or federal health care program; (iv) possesses all governmental permits and supplements or amendments thereto required by any such Health Care Laws and/or to carry on its businesses as currently conducted as described in the SEC Reports (“Authorizations”), and such Authorizations are valid and in full force and effect and neither the Company nor any of its Subsidiaries is in violation of any term of any such Authorizations; (v) has not received written notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority alleging that any product, operation or activity is in material violation of any Health Care Laws or Authorizations and has no knowledge that any such Governmental Authority has threatened any such claim, litigation, arbitration, action, suit, investigation or proceeding; (vi) has not received written notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such Governmental Authority has threatened such action; (vii) has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments thereto as required by any Health Care Laws or Authorizations and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission); (viii) is not a party to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, or similar agreements, or has any reporting obligations pursuant to any such agreement, plan or correction or other remedial measure entered into with any Governmental Authority; (ix) has not, nor has any officer, director, employee, agent or, to the knowledge of the Company or any Subsidiary, any distributor of the Company or any Subsidiary, made an untrue statement of a material fact or a fraudulent statement to the FDA or any other Governmental Authority, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Authority, or committed an act, made a statement, or failed to make a statement, in each such case, related to the business of the Company or its Subsidiaries that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” set forth in 56 Fed. Reg. 46191 (September 10, 1991) or for the FDA or any other Governmental Authority to invoke any similar policy; (x) has not, nor has any officer, director, employee, or, to the knowledge of the Company or any Subsidiary, any agent or distributor of the Company or any Subsidiary, been debarred or convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. § 335a(a) or any similar law or authorized by 21 U.S.C. § 335a(b) or any similar law applicable in other jurisdictions in which the Company’s products or Subsidiary’s product candidates are sold or intended by the Company to be sold; and (xi) neither the Company, its Subsidiaries nor their officers, directors, employees, agents or contractors has been or is currently debarred, suspended or excluded from participation in the Medicare and Medicaid programs or any other state or federal health care program.

(l) Intellectual Property. The Company and its Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the SEC Reports as being owned or licensed by them or which are necessary for the conduct of their respective businesses as currently conducted or as proposed to be conducted (including the commercialization of products or services described in the SEC Reports as under development), except where the failure to own, license or have such rights could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (collectively, “Intellectual Property”); except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) there are no third parties who have or, to the Company’s knowledge will be able to establish rights to any of Intellectual Property of the Company or its Subsidiaries, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which the SEC Reports disclose are licensed to the Company or any of its Subsidiaries; (ii) to the Company’s knowledge, there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or its Subsidiaries’ rights, as applicable, in or to any Intellectual Property, and the Company and its Subsidiaries are unaware of any facts that could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts that could form a reasonable basis for any such action, suit, proceeding or claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any of its Subsidiaries infringes or otherwise violates (or would, upon the commercialization of any product or service described in the SEC Reports as under development, infringe or violate) any patent, trademark, tradename, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts that could form a reasonable basis for any such action, suit, proceeding or claim; (vi) the Company and its Subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any of its Subsidiaries, and all such agreements are in full force and effect; (vii) to the Company’s knowledge, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property or that challenges the validity, enforceability or scope of any of the Intellectual Property; and (viii) to the Company’s knowledge, there is no prior art that may render any patent application within the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office.

(m) Compliance. None of the Company nor its Subsidiaries have been advised, nor do any of them have any reason to believe, that the Company and its Subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations, except where failure to be so in compliance would not have a Material Adverse Effect.

(n) Taxes. The Company and its Subsidiaries have filed on a timely basis (giving effect to extensions) all required federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and none of the Company or any Subsidiary has knowledge of a tax deficiency that has been or might be asserted or threatened against it that could have a Material Adverse Effect. All tax liabilities accrued through the date hereof have been adequately provided for on the books of the Company and its Subsidiaries.

(o) Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Shares and the Warrants to be sold to the Purchasers pursuant to the Purchase Agreement will have been, fully paid or provided for by the Company and its Subsidiaries and all laws imposing such taxes will have been fully complied with.

(p) Investment Company. Neither the Company nor any Subsidiary is, and, following the completion of the offering, will not be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder.

(q) Offering Materials. Neither the Company nor any Subsidiary has in the past nor will it hereafter take any action independent of the Placement Agent to sell, offer for sale or solicit offers to buy any securities of the Company or its Subsidiaries that could result in the initial sale of the Shares and the Warrants not being exempt from the registration requirements of Section 5 of the Securities Act.

(r) Insurance. The Company and its Subsidiaries maintain insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that such entities reasonably believe is adequate for their respective businesses, including, but not limited to, insurance covering all real and personal property owned or leased by such entities against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, with such deductibles as are customary for companies in the same or similar businesses, all of which insurance is in full force and effect.

(s) Related Party Transactions. No transaction has occurred between or among the Company, on the one hand, and its affiliates, officers or directors on the other hand, or between any Subsidiary, on the one hand, and its affiliates, officers or directors on the other hand, that is required to have been described under applicable securities laws in the SEC Reports, that is not so described in such filings.

(t) Off-Balance Sheet Arrangements. There is no transaction, arrangement or other relationship between the Company or any Subsidiary and an unconsolidated or other off-balance sheet entity that is required to have been described under applicable securities laws in the SEC Reports that is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect. There are no such transactions, arrangements or other relationships with the Company or any Subsidiary that may create contingencies or liabilities that have not been otherwise disclosed by the Company in the SEC Reports.

(u) Governmental Permits, Etc. The Company and each Subsidiary has all franchises, licenses, certificates and other authorizations from such federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company and its Subsidiaries as currently conducted, except where the failure to possess currently such franchises, licenses, certificates and other authorizations is not reasonably expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permit that, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect.

(v) Financial Statements. The financial statements of the Company, and the related notes and schedules thereto, included in the SEC Reports fairly present in all material respects the financial position, results of operations, stockholders’ equity and cash flows of the Company at the dates and for the periods specified therein. Such financial statements and the related notes and schedules thereto have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein) and all adjustments necessary for a fair presentation in all material respects of results for such periods have been made; provided, however, that the unaudited financial statements are subject to normal year-end audit adjustments (which are not expected to be material) and do not contain all footnotes required under generally accepted accounting principles.

(w) Listing Compliance. The Company complies with all requirements of the NASDAQ Capital Market and shall cause the Shares and the Warrant Shares to be approved for listing on the NASDAQ Capital Market on the Closing Date.

(x) Internal Accounting Controls. The Company and each Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and each Subsidiary has disclosure controls and procedures (as defined in Rules 13a 14 and 15d 14 under the Exchange Act) that are designed to ensure that material information relating to such entity is made known to such entity’s principal executive officer and principal financial officer or persons performing similar functions. The Company and each Subsidiary is otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.

(y) Foreign Corrupt Practices. Neither the Company, nor any Subsidiary, nor, to the Company’s knowledge, any director, officer, agent, employee or other persons acting on behalf of the Company or any Subsidiary has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(z) OFAC. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and the Company will not knowingly, directly or indirectly, use the proceeds of the sale of the Shares and the Warrants, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, towards any sales or operations in any country sanctioned by OFAC or for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(aa) Money Laundering Laws. The operations of the Company and each Subsidiary are and have been conducted at all times in material compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and to the Company’s and its Subsidiary’s knowledge, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and/or any Subsidiary with respect to the Money Laundering Laws is pending or threatened.

(bb) Employee Relations. Neither the Company nor any Subsidiary is a party to any collective bargaining agreement or employs any member of a union. The Company and each Subsidiary believes that their relations with their employees are good. No executive officer of the Company (as defined in Rule 501(f) promulgated under the Securities Act) has notified the Company, as applicable, that such officer intends to leave the Company or any Subsidiary, as applicable, or otherwise terminate such officer’s employment with the Company or any Subsidiary, as applicable. To the knowledge of the Company, no executive officer of the Company or any Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters.

(cc) ERISA. The Company and each Subsidiary is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or its Subsidiaries would have any liability; neither the Company nor its Subsidiaries have incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan”; or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “Pension Plan” for which the Company or its Subsidiaries would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(dd) Environmental Matters. There has been no storage, disposal, generation, manufacture, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances by the Company or any Subsidiary (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any Subsidiary in violation in any material respect of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or that would require material remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind into such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any Subsidiary or with respect to which the Company or any Subsidiary have knowledge; the terms “hazardous wastes,” “toxic wastes,” “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

(ee) Integration; Other Issuances of Securities. Neither the Company nor its Subsidiaries or any affiliates, nor any persons acting on its or their behalf, has issued any shares of Common Stock or shares of any series of preferred stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock which would be integrated with the sale of the Shares and the Warrants to the Purchasers pursuant to the Purchase Agreement (i) for purposes of the Securities Act and would thereby result in the Shares and the Warrants being sold to the Purchasers pursuant to the Purchase Agreement not to be exempt from the registration requirements of the Securities Act or (ii) for purposes of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or its Subsidiaries or affiliates take any action or steps that would require registration of any of the Shares or the Warrants under the Securities Act or cause the offering of the Shares and the Warrants to be integrated with other offerings. Assuming the accuracy of the representations and warranties of Purchasers, the offer and sale of the Shares and the Warrants by the Company to the Purchasers pursuant to the Purchase Agreement will be exempt from the registration requirements of the Securities Act.

Section 3. Covenants.

The Company covenants and agrees with the Placement Agent as follows:

(a) Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares and the Warrants to continue to advance its clinical programs and for working capital and general corporate purposes.

(b) Stabilization. The Company will not take, directly or indirectly, any action designed, or that might reasonably be expected to cause or result in, or that will constitute, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities.

(c) Investment Company Act. Neither the Company nor any Subsidiary shall invest or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company to register as an investment company under the Investment Company Act.

Section 4. Costs and Expenses.

The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or reimburse if paid by the Placement Agent all costs and expenses incident to the performance of the Company’s obligations under this Agreement and in connection with the transactions contemplated hereby, including but not limited to costs and expenses of or relating to (i) the issue, sale and delivery of the Securities including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Securities and any printing, delivery, shipping of the certificates representing the Securities, (ii) the fees and expenses of any transfer agent or registrar for the Securities, (iii) fees, disbursements and other charges of counsel to the Company, (iv) listing fees for the listing or quotation of the Shares and Warrant Shares on the NASDAQ Capital Market, and (v) the costs and expenses of the Company that were advanced by the Placement Agent in connection with the marketing of the Offering and the sale of the Securities to prospective investors including, but not limited to, those related to any presentations or meetings undertaken in connection therewith; provided that the amounts reimbursed to the Placement Agent by the Company pursuant to this Section 4 and Section 7, if applicable, shall not exceed $20,000 in the aggregate.

It is understood that except as provided in this Section 4, Section 6 and Section 7 hereof, the Placement Agent shall pay all of its own expenses.

Section 5. Conditions of Placement Agent’s Obligations.

The obligations of the Placement Agent hereunder are subject to the following conditions:

(a) No Action Preventing Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities, and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities.

(b) No Material Adverse Change.

(i) Prior to the Closing, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries from that set forth in the SEC Reports that, in the Placement Agent’s judgment, is material and adverse and that makes it, in the Placement Agent’s judgment, impracticable to market the Securities.

(ii) There shall not have occurred any of the following: (A) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the NASDAQ Stock Market, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, the NYSE American or the over-the-counter market or the establishing on such exchanges or markets by the SEC or by such exchanges or markets of minimum or maximum prices that are not in force and effect on the date hereof; (B) a suspension or material limitation in trading in the Company’s securities on the NASDAQ Stock Exchange or any other exchange or market or the establishing on any such market or exchange by the SEC or by such market of minimum or maximum prices that are not in force and effect on the date hereof; (C) a general moratorium on commercial banking activities declared by either federal or any state authorities; (D) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, which in the Placement Agent’s judgment makes it impracticable or inadvisable to proceed with the Offering or the delivery of the Securities in the manner contemplated in the Purchase Agreement; or (E) any calamity or crisis, change in national, international or world affairs, act of God, change in the international or domestic markets, or change in the existing financial, political or economic conditions in the United States or elsewhere, that in the Placement Agent’s judgment makes it impracticable or inadvisable to proceed with the Offering or the delivery of the Securities in the manner contemplated in the Purchase Agreement.

(c) Representations and Warranties. Each of the representations and warranties of the Company contained herein shall be true and correct when made and on and as of the date hereof and the Closing Date, as if made on such date (except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date), and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with in all material respects.

(d) Officers’ Certificate. The Placement Agent shall have received on the Closing Date a certificate of the Company, addressed to the Placement Agent and dated the Closing Date, signed by the Chief Executive Officer or the President and the principal financial or accounting officer of the Company to the effect that the signers of such certificate have carefully examined the SEC Reports, as well as any marketing materials used in connection with the offering of the Securities and this Agreement, and that:

(i) each of the representations, warranties and agreements of the Company in this Agreement were true and correct when originally made and are true and correct as of the date hereof and the Closing Date (except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date); and the Company has complied with all agreements and satisfied all the conditions on its part required under this Agreement to be performed or satisfied at or prior to the Closing Date; and

(ii) since the date of the most recent financial statements included in the SEC Reports, there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business; except as described in the SEC Reports.

(e) Additional Documents. Prior to the Closing Date, the Company shall have furnished to the Placement Agent such further information, certificates and documents as the Placement Agent may reasonably request.

The documents required to be delivered by this Section 5 shall be delivered at the office of Cooley LLP, counsel for the Company, located at 500 Boylston Street, Boston, MA 02116, on the Closing Date.

All letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agent.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Placement Agent by notice to the Company at any time prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6 and Section 7 hereof shall at all times be effective and shall survive such termination.

Section 6. Indemnification and Contribution.

(a) Indemnification of the Placement Agent. The Company agrees to indemnify and hold harmless the Placement Agent, its affiliates, directors, officers and employees, and agents who have or who are alleged to have participated in the distribution of the Securities as Placement Agent and each person who controls the Placement Agent within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on (i) the breach of any representation, warranty, covenant or agreement made by the Company herein or in the Purchase Agreement or (ii) any untrue statement or alleged untrue statement of a material fact or a material omission by or on behalf of the Company for the purpose of offering and selling the Securities pursuant to the Purchase Agreement; provided that this indemnity shall not apply (x) to the extent that such loss, claim, liability, expense or damage resulted from the bad faith, willful misconduct or gross negligence of the Placement Agent or (y) to any matter for which the Placement Agent agrees to indemnify the Company hereunder. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Indemnification of the Company. The Placement Agent agrees to indemnify and hold harmless the Company, each of its directors, each of its senior executive officers and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Placement Agent, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Placement Agent furnished to the Company expressly for use in facilitating the offer and sale of the Securities.

(c) Notice and Procedures. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (w) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (x) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (y) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (z) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party; provided, however, that an indemnifying party shall not be liable for the fees and expenses of more than one such separate counsel (in addition to local counsel) in connection with any proceeding or related proceeding in the same jurisdiction. An indemnifying party shall not be liable for any settlement of any proceeding effected without its consent (which consent shall not be unreasonably withheld). Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 6(a) or (b) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (A) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (B) such indemnifying party shall have received notice of the terms of such settlement at least 30 days before such settlement is entered into and (C) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement. An indemnifying party will not, without the prior written consent (which consent shall not be unreasonably withheld) of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include an admission of fault.

(d) Contribution. In the event that the indemnity provided in paragraph (b) or (c) of this Section 6 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Placement Agent severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and the Placement Agent may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Placement Agent on the other from the offering of the Securities.

If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Placement Agent severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Placement Agent on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the Offering (before deducting expenses) received by it, and benefits received by the Placement Agent shall be deemed to be equal to the Placement Fee. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Placement Agent on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Placement Agent agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall the Placement Agent be required to contribute any amount in excess of the amount by which the Placement Fee received by the Placement Agent with respect to the offering of the Securities exceeds the amount of any damages that the Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls the Placement Agent within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate and agent of the Placement Agent shall have the same rights to contribution as the Placement Agent, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each senior executive officer of the Company and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

(e) Representations and Agreements to Survive Delivery. The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have. The indemnity and contribution agreements of the parties contained in this Section 6 and the covenants, warranties and representations of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Placement Agent, any person who controls the Placement Agent within the meaning of either the Securities Act or the Exchange Act or any affiliate of the Placement Agent, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of either the Securities Act or the Exchange Act, and (iii) the issuance and delivery of the Securities. The Company and the Placement Agent agree promptly to notify each other of the commencement of any proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Securities.

Section 7. Termination.

If (1) this Agreement shall be terminated by the Placement Agent pursuant to Section 5 hereof or (2) the sale of the Securities to Purchasers is not consummated because of any failure, refusal or inability on the part of the Company to comply with the terms or perform any agreement or obligation of this Agreement or any Purchase Agreement, other than by reason of a default by the Placement Agent, the Company will, in addition to paying the amounts described in Section 4 hereof, reimburse the Placement Agent for all of its reasonable, documented and actual out-of-pocket disbursements (including, but not limited to, the reasonable and documented fees and disbursements of its outside counsel); provided that the amounts reimbursed to the Placement Agent by the Company pursuant to Section 4 and this Section 7 shall not exceed $20,000 in the aggregate.

Section 8. Notices.

All statements, requests, notices and agreements hereunder shall be in writing or by facsimile or email transmission, and:

(a) if to the Placement Agent, shall be delivered or sent by mail, facsimile or email transmission to:

Raymond James & Associates, Inc.

277 Park Avenue

New York, New York 10179

Attention: Stuart Barich

Email:

with a copy (which shall not constitute notice) to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

666 Third Avenue

New York, New York 10017

Attention: Ivan K. Blumenthal, Esq.

Facsimile No.:

Email:

(b) if to the Company, shall be delivered or sent by mail, facsimile or email transmission to:

Ziopharm Oncology, Inc.

One First Avenue

Parris Building 34

Navy Yard Plaza, Third Floor

Boston, Massachusetts 02129

Attention: General Counsel

Email:

with a copy (which shall not constitute notice) to:

Cooley LLP

500 Boylston Street

Boston, MA 02116

Attention: Marc Recht

Email:

Any such notice shall be effective only upon receipt. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

Section 9. Persons Entitled to Benefit of Agreement.

This Agreement shall inure to the benefit of and shall be binding upon the Placement Agent, the Company and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6 hereof. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation, other than the persons, firms or corporations mentioned in the preceding sentence, any legal or equitable remedy or claim under or in respect of this Agreement, or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser of the Securities by reason merely of such purchase.

Section 10. Governing Law.

This Agreement is to be construed in accordance with and governed by the federal law of the United States of America and the internal laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties.

Section 11. No Fiduciary Relationship.

The Company acknowledges and agrees that the Placement Agent shall act as an independent contractor, and not as a fiduciary, and any duties of the Placement Agent with respect to providing investment banking services to the Company, including the offering of the Securities contemplated hereby (including in connection with determining the terms of the Offering), shall be contractual in nature, as expressly set forth herein, and shall be owed solely to the Company. Each party hereto disclaims any intention to impose any fiduciary or similar duty on any other party hereto. Additionally, the Placement Agent has not acted as a financial advisor, nor has advised or is advising, the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the transactions contemplated hereby. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Placement Agent shall have no responsibility or liability to the Company with respect thereto. Any review by the Placement Agent of the Company, the transactions contemplated hereby or other matters relating to such transactions has been and will be performed solely for the benefit of the Placement Agent and has not been and shall not be performed on behalf of the Company or any other person. It is understood that the Placement Agent has not and will not be rendering an opinion to the Company as to the fairness of the terms of the Offering. Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Placement Agent may have financial interests in the success of the Offering contemplated hereby that are not limited to the Placement Fee. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Placement Agent with respect to any breach or alleged breach of fiduciary duty.

Section 12. Headings.

The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

Section 13. Amendments and Waivers.

No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 14. Submission to Jurisdiction.

By the execution and delivery of this Agreement, the Company submits to the non-exclusive jurisdiction of United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to the Securities or this Agreement. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such court has been brought in an inconvenient forum. In the event of any legal proceeding arising out of or relating to the Securities or this Agreement, the prevailing party in any such legal proceeding shall be entitled to recover out-of-pocket costs and expenses (including reasonable fees and disbursements of attorneys and experts) from the non-prevailing party in addition to any damage award that the non-prevailing party may be entitled to recover under applicable law.

Section 15. Counterparts.

This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Signatures transmitted by facsimile or email shall be deemed original signatures.

Section 16. Entire Agreement.

This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and terminates and supersedes all prior agreements of the parties (including, for the avoidance of doubt, any engagement letter previously executed by and among the Company and the Placement Agent) with respect to the matters covered herein and therein. Except as specifically set forth herein the Company does not make any representation, warranty, covenant or undertaking with respect to such matters. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

[Signature page(s) follow]

If the foregoing is in accordance with your understanding of the agreement between the Company and the Placement Agent, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

ZIOPHARM ONCOLOGY, INC., a Delaware corporation

By:	/s/ Laurence J.N. Cooper
Name: Laurence J.N. Cooper, M.D., Ph.D.
Title: Chief Executive Officer

Accepted as of the date first above written:

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Stuart Barich
Name: Stuart Barich
Title: Managing Director

[Signature Page to Placement Agency Agreement]

Exhibit A

Purchase Agreement